Exhibit 24(b)(8.103)
FOURTH AMENDMENT TO PARTICIPATION AGREEMENT

THIS AMENDMENT effective June 3, 2010 among ING Life Insurance and Annuity Company (ING
Life), Wells Fargo Funds Management, LLC (the Company), acting as the administrator for the registered open-end management investment companies (each a Fund or collectively the Funds), whose shares are or may be distributed by Wells Fargo Funds Distributor, LLC (the Distributor).

WHEREAS, ING Life, Strong Investor Services, Inc. and Strong Investments, Inc. signed a Fund
Participation Agreement effective August 19, 2002, as amended by the First Amendment to Participation
Agreement dated October 30, 2006, to reflect the assignment of the Fund Participation Agreement to Wells
Fargo Funds Management, LLC and Wells Fargo Funds Distributor, LLC, as amended by the Second
Amendment to Participation Agreement dated August 1, 2007 and the Third Amendment to Participation
Agreement dated April 1, 2008 (together, the Agreement).

WHEREAS, ING Life, Company and Distributor desire to amend the Agreement in accordance with the provisions of Section 11 thereof;

NOW THEREFORE, in consideration of the above premises, ING Life, Company and Distributor hereby agree to amend the Agreement, by restating Schedule A in its entirety, as attached hereto. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers as of the day and year first set forth above.

ING LIFE INSURANCE AND ANNUITY COMPANY

By: /s/ Lisa S. Gilarde

Name: Lisa S. Gilarde

Title: Vice President

WELLS FARGO FUNDS MANAGEMENT, LLC

By: /s/ A. Erdem Cimen
A. Erdem Cimen, SVP & CFO

WELLS FARGO FUNDS DISTRIBUTOR, LLC

By: /s/ Randy Henze
Randy Henze, SVP

Schedule A

Funds and Fees to ING Life

(a) Company shall pay to ING Life a fee, calculated and paid monthly in arrears, equal to the product of: (i) the product of (a) the number of calendar days in the applicable month divided by the number of calendar days in that year (365 or 366, as applicable) and (b) the percentage specified below and (ii) the average daily market value of the investment held in such Fund, or class of shares as applicable, pursuant to this Agreement computed by totaling the aggregate investment (share net asset value multiplied by the total number of held) on each day during the calendar month and dividing by the total number of days during such month. Notwithstanding the foregoing, there shall be excluded from the computation of such amount the value of shares first placed or purchased in an Account after termination of this Agreement. Fees will be paid, at Company's election, by wire transfer or by check. Each payment will be accompanied by a statement showing the calculation of the fee payable to ING Life for the month (provided that such calculation shall be limited to the following information: (i) the average daily balance by account, (ii) the annual fee rate, and (iii) the final product of the calculation) and such other supporting data as may be reasonably requested by ING Life.

(b) The Funds subject to the Agreement and applicable annual fees are as follows:

Class Name	Total Annual Rate
A/Investor - Equity	bps (___%)
A/Investor - Fixed Income	bps (___%)
Administrator - Equity	bps (___%)
Administrator - Fixed Income	bps (___%)
Institutional - Equity	bps (___%)
Institutional - Fixed Income	bps (___%)
R - Equity	bps (___%)
R - Fixed Income	bps (___%)
Index Funds & Money Market Funds	bps (___%)

Exceptions to the rates above are as follows:

Class Name	Total Annual Rate
C&B Mid Cap Value - A	bps (___%)
C&B Large Cap Value - A	bps (___%)
C&B Mid Cap Value - Administrator	bps (___%)
C&B Large Cap Value - Administrator	bps (___%)
C&B Mid Cap Value - Institutional	bps (___%)
C&B Large Cap Value - Institutional	bps (___%)
C&B Mid Cap Value - Investor	bps (___%)
C&B Large Cap Value Investor	bps (___%)
International Equity - R	bps (___%)

(c) Fund as used in the Agreement shall be deemed to include any class of shares of any Fund.